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Form of Lock Up Agreement
Exhibit 10.7

                                December 31, 2002


Vital Living, Inc.
5080 N. 40th Street, Suite 105
Phoenix, Arizona 85018

Dear Sirs:

      Reference is made to that certain Confidential Private Placement Memorandum (the "Memorandum") dated as of October 28, 2002 (as may be supplemented from time to time) relating to the sale of securities by Vital Living, Inc. (the "Company") through selected agents including Aegis Capital Corp and HCFP Brenner Securities.

      This letter will confirm that I will not, without your prior written consent, sell, transfer, , or otherwise assign, whether directly or indirectly (other than with respect to a family member), the shares of common stock of the Company owned by me, whether owned at this time or acquired at a subsequent date through the exercise of any options or warrants, or acquired from the Company or in open market transactions, for a period (the "Lock-up Period") expiring on the earlier to occur of (a)120 days following the effective date of any registration statement filed in respect of the securities sold pursuant to the Memorandum (the "Effective Date", or (b) November 20, 2003. In addition, after the expiration of the Lock-Up Period, and until the earlier to occur of the one year anniversary of the Effective Date or February 20, 2004, I will not sell in excess of 40,000 shares per month in any calendar month.

      Notwithstanding the foregoing, the Lock-up Period shall expire immediately prior to the occurrence or consummation of any transaction involving the direct or indirect sale or exchange by the shareholders of the Company of a majority of the voting stock of the Company; a merger or consolidation of the Company with or into another entity; the sale, exchange or transfer of all or substantially all of the assets of the Company to any person other than a parent or subsidiary of the Company; a liquidation or dissolution of the Company to any person other than a parent or subsidiary of the Company; or any similar liquidity event involving the Company or its shareholders.

                                Very truly yours,


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